1Q 2012 Earnings Presentation
May 4, 2012
Exhibit 99.2

Note to Investors

 Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the
 Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut
 Natural Gas Corporation and The Berkshire Gas Company. The foregoing and other factors are discussed and should be reviewed in
 UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange
 Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
James Torgerson
President and Chief Executive Officer
Richard Nicholas
Executive Vice President and Chief Financial Officer

1Q 2012 Earnings Highlights
❑ Consolidated net income in 1Q ‘12 of $47.1M or $0.92 per diluted earnings per share -
 a decrease of $4.9M or $0.10 per diluted share for the same time period in 2011 due to lower net income at the gas companies
 ▪ Net income from the gas companies declined $8.9M or $0.18 per diluted share in 2012 compared to
 2011 primarily due to weather
 ❑ Decreased margin partially offset by weather insurance
 ▪ 1Q ‘12 heating degree days were 20% below normal, 23% below the heating degree days in 1Q ‘11
 ▪ Full revenue decoupling mechanism is in place for electric distribution - no weather impact
❑ GenConn earnings increased $2.4M in 1Q ‘12 compared to 1Q ’11
 ▪ Middletown plant became fully operational in June ’11
❑ Continue to invest in the Connecticut portion of the New England East West Solution projects
 ▪ Invested $13M through April 30, 2012
❑ Continued progress on gas conversion growth initiative
 ▪ Converted 28% more customers in the 1Q ‘12 compared to the 1Q ‘11

UIL HOLDINGS CORPORATION

Gas Conversions by Month 2011 - 2012
Number of Customers
1,800
1,600
1,400
1,200
1,000
800
600
400
Jan
Feb
Mar
Apr
May
June
July
Aug
Sept
Oct
Nov
Dec
Month
2011
2012 Actual
2012 Projected

Gas Conversions
❑ Converted 2,797 customers as of mid-April ’12 - 29% increase over the same period in ‘11
❑ 2012 goal is to convert approximately 10,200 customers to natural gas heat, a 50% increase over 2010 levels of 6,800 additions
 ▪ Converted approximately 8,300 customers in 2011 - 22% above the 2010 level
 ▪ Target is to convert 30,000-35,000 gas heating customers for the period 2011-2013

As of April 2012 -
30% ahead of 2011
customer conversions
pace

Gas Conversions - cont.
❑ Consumer interest in converting remains strong
 ▪ Financing options have been expanded to assist customers with up-front conversion costs
 ▪ Natural gas supply prices are low and projected to remain low for the foreseeable future
 ▪ Delivered natural gas price for heating customers is approximately half the cost of heating oil on an equivalent basis
❑ Each new residential customer is anticipated to generate approximately $280-
 $315 of distribution net operating income annually

State Regulatory Update

Utility Company Storm Response
❑ Investigation of Public Service Companies’
 response to 2011 Storms (DN 11-09-09)
❑ Hearings for Electric - 4/23/12 - 5/4/12
❑ Draft decision expected 6/12/12, final decision
 expected 6/27/12
Renewable Energy
❑ On 1/18/12, UI filed proposal with PURA
 outlining framework for approval of UI’s
 renewable connections program under which UI
 would develop up to 10MW of renewable
 generation for recovery on a cost of service basis
❑ UI expects PURA to issue a final decision in the
 third quarter of 2012
UI Electric Distribution Rate Case
❑ Evaluating timing of distribution rate case to
 reflect significant investments in distribution
 infrastructure
Berkshire Gas Rate Plan
❑ 10-yr rate plan expired on 1/31/12
❑ Current rates remain in effect
UI Electric Decoupling
❑ On 4/2/12, UI filed the results of the decoupling
 rider for the 2011-2012 rate year
❑ Approximately $5.1M owed by customers
❑ UI’s decoupling mechanism is allowed to
 operate under its current structure until a PURA
 decision in UI’s next rate case proceeding
❑ On 4/24/12, Governor Malloy nominated Arthur
 House(D) as a director of PURA
 ▪ House recently served as Chief of the Communications
 Group for National Geospatial-Intelligence Agency
 ▪ Replaces position held by Anna Ficeto(D), who was
 recently sworn in as a Superior Court judge
❑ On 4/25/12, Governor Malloy re-nominated Jack
 Betkoski(D) as a director of PURA
❑ Kevin DelGobbo(R) declined the Governor’s offer
 for re-nomination as a PURA director and will
 leave on 5/11/12
Pubic Utilities Regulatory Authority

State Legislative Update
as of May 1, 2012
❑ CT legislative session ends May 9th
 ▪ Various bills have moved through Energy & Technology Committee dealing with utility storm performance, system reliability and resiliency, renewable energy and expansion of gas infrastructure
❑ Senate Bill (SB) 23 - An Act Enhancing Emergency Preparedness and Response
 ▪ Governor Malloy’s bill in response to 2011 weather events
 ▪ Requires PURA to establish minimum standards of performance for utilities in storm emergency preparation & response
 ▪ Requires a request for proposal for micro-grid pilots, including electric distribution company participation
❑ Bills dealing primarily with gas expansion opportunities
 ▪  SB 450 - An Act Concerning Energy Conservation and Renewable Energy
   ❑ Requires Department of Energy and Environmental Protection to study opportunities for natural gas line extensions
 ▪  SB 451 - An Act Concerning the Establishment of a Heating Furnace and Boiler Replacement Program
   ❑ This bill requires each electric distribution company to establish and administer a loan program to help consumers finance higher efficiency furnace or boiler replacements. The costs of the loans would be recovered on the customer's electric bill. The electric distribution company’s cost for administering the program is recovered through the Systems Benefits Charge.

Economic Update

❑ State’s unemployment rate decreased for the eighth consecutive month - the lowest rate in three years (1)
❑ Seasonally adjusted unemployment rates as of March 2012(2)
 ▪ CT - 7.7%
 ▪ MA - 6.5%
 ▪ National - 8.2%
❑ Unemployment rates in the largest service areas and cities as of March 2012(3)
 ▪ Bridgeport labor market areas (LMAs) 7.6%, (City of Bridgeport 12.4%)
 ▪ New Haven LMAs 8.5%, (City of New Haven 11.9%)
 ▪ Hartford LMAs 8.1%, (City of Hartford 14.7%)
(1) State of Connecticut website
(2) U.S. Bureau of Labor Statistics
(3) CT Department of Labor

UIL HOLDINGS CORPORATION

$60
$50
$40
$30
$20
$10
$0
($10)
$14.2
$10.7
$7.4
$7.7
$28.5
$37.4
($3.0)
($3.8)
$47.1
$52.0
Electric distribution, CTA, GenConn & other
Electric transmission
Gas distribution
Corporate
Total Net Income
2012
2011

1Q 2012 Financial Results by Business
Net Income ($M)

1Q ‘12 vs. 1Q ‘11

UIL
UIL HOLDINGS CORPORATION

ui

GenConn energy

Southern Connecticut Gas Service First!

CNG

berkshire gas

UIL

ui CNG SCG berkshire gas

1Q 2012 Financial Results - Details

Electric distribution, CTA, GenConn & Other
❑ 32% increase in 1Q ‘12 net income over the same period in 2011
 ▪ GenConn contributed pre-tax earnings of $4.5M to UIL for the 1Q ‘12 compared to $2.1M for the same period in 2011 - Middletown plant became fully operational in June 2011
❑ Average D & CTA ROE as of 3/31/12: 8.88%
Electric transmission
❑ Net income of $7.4M in 1Q ‘12, compared to $7.7M in 1Q ‘11
Gas distribution
❑ 23% decrease in 1Q ‘12 net income over the same period in 2011
 ▪ Decline primarily due to warmer than normal weather, which was only partially offset by weather insurance
 ▪ $14.6M decrease in margin, offset by $3.5M of weather insurance - resulting in pre-tax weather impact of $11.1M in the 1Q ‘12
 ▪ 1Q ‘12 impact due to warmer weather - ($0.13) per diluted share compared to 1Q ‘11, ($0.10) per diluted share compared to normal weather, both partially offset by weather insurance
❑ Preliminary average ROEs as of 3/31/12: SCG 4.80%-5.00%, CNG 6.85%-7.05%
❑ Preliminary average weather normalized ROEs as of 3/31/12: SCG 6.75%-6.95%, CNG 9.65%-
     9.85%
Corporate
❑ 1Q ‘12 after-tax costs of $3M compared to $3.8M in 1Q ‘11
 ▪ The reduction of costs were due to a decrease in interest expense resulting from lower short-term borrowings
CapEX
❑ 2012 CapEx projections reduced by $25M, mainly in electric distribution

$120
$100
$80
$60
$40
$20
$0
$7
$104
$42
$7
2012
2013
2014
UI Pollution Control Bonds
SCG, CNG & Berkshire

$ Millions	3/31/2012
Cash	$12
Existing credit facilities	$400
Borrowings under credit facility	$214
Outstanding letters of credit	$5
Available Liquidity	$194

Debt Maturities, Liquidity & Credit Ratings

Issuer	S&P	Moody’s
UIL Holdings	BBB (Stable)	Baa3 (Stable)
United Illuminating	BBB (Stable)	Baa2 (Stable)
SCG	BBB (Stable)	Baa2 (Stable)
CNG	BBB (Stable)	Baa1 (Stable)
Berkshire	BBB (Stable)	Baa2 (Stable)
Based on current plans - expect no need for
 external equity at least through 2013
*
Available Liquidity
* Completed 2/1/12
Debt Maturities ($M)
Credit Ratings
Amounts may not add due to rounding.
 Does not include $100M long-term debt priced in January 2012, which closed in early April

UIL HOLDINGS CORPORATION

Revised 2012 Earnings Guidance
as of May 4, 2012

Category	Guidance as of 2/24/12 Approximate Net Income [2]	Guidance as of 2/24/12 EPS - diluted[3]	Guidance as of 5/4/12 Approximate Net Income[2]	Guidance as of 5/4/12 EPS - diluted[3]
Electric distribution, CTA & other	$43 - $51	$0.85 - $1.00	$46 - $51	$0.90 - $1.00
Electric transmission	$26 - $31	$0.52 - $0.62	$28 - $33	$0.55 - $0.65
Total Electric[1]	**$71 - $81**	**$1.40 - $1.60**	**$76 - $84**	**$1.50 - $1.65**
Gas distribution	$38 - $46	$0.75 - $0.90	$36 - $41	$0.70 - $0.80
UIL Corporate	($14) - ($13)	($0.27) - ($0.25)	($14) - ($13)	($0.27) - ($0.25)
Total UIL[1]	**$102 - $112**	**$2.00 - $2.20**	**$102 - $109**	**$2.00 - $2.15**

[1] Expectations are not expected to be additive
[2] Rounded to the nearest million
[3] Assumes approximately 51.1 million average shares outstanding

❑ Consolidated earnings guidance of $2.00-$2.15 per diluted share
 ▪ Primarily due to warmer than normal weather during the winter heating season, which significantly impacted gas distribution earnings
❑ Electric company earnings guidance of $1.50-$1.65 per diluted share
 ▪ Increased the low end of the range for electric distribution, CTA & other to $0.90-$1.00 per diluted share
 ▪ Increased transmission guidance to $0.55-$0.65 per diluted share
❑ Revised gas distribution range to $0.70-$0.80 per diluted share
❑ Earnings guidance for UIL Corporate remains unchanged

Q&A

Appendix

UIL HOLDINGS CORPORATION

	Quarter Ended March 31, 2012	2011	Difference
Net Income (Loss) ($M)			
Electric distribution, CTA and Other	$ 14.2	$ 10.7	$ 3.5
Electric transmission	7.4	7.7	(0.3)
Total UI Net Income	**$ 21.6**	**$ 18.4**	**$ 3.2**
Corporate	(3.0)	(3.8)	0.8
Net Income	18.6	14.6	**$ 4.0**
Gas distribution	28.5	37.4	(8.9)
Total Net Income	**$ 47.1**	**$ 52.0**	**$ (4.9)**
Average Shares Outstanding - Dilutive	51.0	50.8	
Earnings per Share			
Electric distribution, CTA and Other	$ 0.28	$ 0.21	$ 0.07
Electric transmission	0.15	0.15	-
Total UI	**$ 0.43**	**$ 0.36**	**$ 0.07**
Corporate	(0.06)	(0.07)	0.01
EPS	$ 0.37	$ 0.29	$ 0.08
Gas distribution	0.55	0.73	(0.18)
Total EPS - Dilutive	**$ 0.92**	**$ 1.02**	**$ (0.10)**

Segmented 1Q ‘12 Earnings
Information

UIL HOLDINGS CORPORATION

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$69
$867
$403
$616
$50
$882
$459
$671
$11
$913
$499
$813
$957
$532
$899
$1,002
$556
$976
$1,036
$654
$1,042
2011A
2012P
2013P
2014P
2015P
2016P
Electric Distribution
Electric Transmission
Gas Distribution
CTA

GenConn Rate Base Projections:

UI's 50% Share ($M)*	2011P	2012P	2013P	2014P	2015P	2016P
Avg. GenConn Rate Base	$ 147	$ 182	$ 173	$ 164	$ 156	$ 148
Avg. GenConn Equity Rate Base	$ 74	$ 93	$ 88	$ 83	$ 79	$ 75

* Per GenConn 2012 rate case final decision DN 11-07-12, used in order 1

2011-2016 Average Rate Base
GenConn Equity Investments:
Rate Base $M (Excluding GenConn Equity Investments):
$2,062
$2,235
$2,388
$2,535
$2,731
1%
41%
22%
36%
40%
22%
38%
40%
22%
38%
38%
24%
38%
Amounts may not add due to rounding.

2011-2016
CAGR 6.9%
Gas
Distribution:
3.6%
Electric
Transmission:
10.2%
Electric
Distribution:
11.1%
2%
43%
22%
33%
4%
42%
21%
33%
$1,956